Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-272432

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 20, 2023)

Bluejay Diagnostics, Inc.

216,000 Shares of Common Stock

We are offering 216,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), directly to several institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement to the same investors, we are also issuing unregistered warrants to purchase up to 216,000 shares of Common Stock (the “Common Warrants”). For each share of Common Stock issued in this offering, an accompanying Common Warrant will be issued to the purchasers thereof, respectively. Each Common Warrant will be exercisable for one share of Common Stock at an exercise price of $7.24 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Common Warrants and the Common Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The purchasers will each be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

The offering price is $7.365 per share of Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BJDX.” The closing price of our Common Stock on August 23, 2023, as reported by Nasdaq, was $7.21 per share. The Common Warrants are not and will not be listed on any national securities exchange or other trading market.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our Common Stock held by non-affiliates in any twelve (12)-calendar month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was approximately $4,783,729 based upon 542,373 shares of our Common Stock held by non-affiliates at the per-share price of $8.82 on August 8, 2023, which was the highest closing price within the last 60 days prior to the date of this offering. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of August 24, 2023, was approximately $1,594,576. During the twelve calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the shares of Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus and the placement agent is not required to arrange the purchase or sale of any specific number of shares of Common Stock or dollar amount, the placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” for additional information with respect to the compensation we will pay the placement agent.

Investing in our shares of Common Stock involves a high degree of risk. Before making any investment in these shares of Common Stock, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Offering Price	$7.365	$1,590,840.00
Placement Agent Fees (1)	$0.516	$111,358.80
Proceeds, before expenses, to us (2)	$6.849	$1,479,481.20

(1)	Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay a management fee of 1.0% of the aggregate gross proceeds raised in this offering, pay $45,000 for non-accountable expenses, and issue warrants to purchase shares of Common Stock. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the Common Warrants in cash, if any.

Delivery of the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 28, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 24, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration or continuous offering process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and may add, update or change information in the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, dated June 5, 2023, including the documents incorporated by reference therein, which provides you with general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with any other information and neither we nor the placement agent take any responsibility for any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. We are not, and the placement agent is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context otherwise requires, references in this prospectus to “Bluejay,” “the Company,” “we,” “us” and “our” refer to Bluejay Diagnostics, Inc. Our logo and all product names are our common law trademarks. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus, the related prospectus supplement and the documents incorporated herein by reference may describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, you should not rely on any of the forward-looking statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein carefully before investing in our shares of Common Stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus.

Overview

We are a medical diagnostics company developing rapid tests using whole blood on our Symphony technology platform, or Symphony, to improve patient outcomes in critical care settings. Our Symphony platform is a combination of our intellectual property, or IP, and exclusively licensed and patented IP that consists of a mobile device and single-use test cartridges that if cleared, authorized, or approved by the U.S. Food and Drug Administration, or the FDA, can provide a solution to a significant market need in the United States. Clinical trials indicate the Symphony device produces laboratory-quality results in less than 20 minutes in critical care settings, including intensive care units and emergency rooms where rapid and reliable results are required.

Our first product, the Symphony IL-6 test, is for the monitoring of disease progression in critical care settings. IL-6 is a clinically established inflammatory biomarker, and is considered a ‘first-responder,’ for assessment of severity of infection and inflammation across many disease indications, including sepsis. A current challenge of healthcare professionals is the excessive time and cost associated determining a patient’s level of severity at triage and our Symphony IL-6 test has the ability to consistently monitor this critical care biomarker with rapid results.

In the future we plan to develop additional tests for Symphony including two cardiac biomarkers (hsTNT and NT pro-BNP) as well as other tests using the Symphony platform. We do not yet have regulatory clearance for our Symphony products, and our Symphony products will need to receive regulatory authorization from the FDA in order to be marketed as a diagnostic product in the United States.

Our operations to date have been funded primarily through the proceeds of our initial public offering in November 2021. We were incorporated under the laws of Delaware on March 20, 2015. Our headquarters is located in Acton, Massachusetts.

Our Market

The Symphony platform and our initial biomarker test, Symphony IL-6 test, is well suited to address a subset of the global in vitro diagnostics devices, or IVDs, market, including sepsis, cardio-metabolic diseases, cancer and other diseases that require rapid tests. Symphony targets critical care markets where physicians must quickly determine patient acuity to identify optimal treatment regimens.

Our Business Model

Our goal is to become the first provider of rapid tests for infectious, inflammatory and metabolic diseases by leveraging the strengths of our Symphony platform. We intend to target our sales and marketing of Symphony to the largest critical care facilities in the United States. Our business model includes the following:

●	Attractive Financing Model. We intend to offer various financing options for the device itself. As such, our business model should not require customers to incur a significant capital outlay.

●	Recurring Revenue. We intend to sell single-use diagnostic test cartridges. We believe that our cartridges can create a growing and recurring revenue stream, as adoption and utilization increases, and as we develop tests for additional indications. We expect the sale of test cartridges to generate the majority of our revenue and gross profit.

●	Expand our Menu of Diagnostic Products. As adoption increases, the average customer use of the Symphony platform should also increase. As we expand our test menu, we hope to be able to increase our annual revenue per customer through the resulting increase in utilization.

The Symphony Platform

The Symphony platform is an innovative and proprietary technology platform that provides rapid and accurate measurements of key diagnostic biomarkers found in whole blood. Symphony is compact and can be deployed mobile as compared to current laboratory diagnostic platforms. Symphony incorporates a user-friendly interface where all sample preparation and reagents are integrated into disposable Symphony cartridges. Symphony only requires a few drops of blood to provide a measurement in less than 20 minutes.

The Symphony analyzer orchestrates whole blood processing, biomarker isolation, and immunoassay preparation using non-contact centrifugal force. All necessary reagents and components are integrated into the Symphony cartridges. Utilizing precision microchannel technology and high specificity antibodies, whole blood is processed, and the biomarker is isolated within the Symphony cartridge. Intermitted centrifugation cycles enable complex fluid movements, allowing sequential reagent additions and independent reaction steps inside the hermitically sealed Symphony cartridge. At the conclusion of the test, the Symphony analyzer measures the fluorescence signature correlating to a highly sensitive quantitation of the biomarker.

To perform a Symphony test, the test operator adds three drops of blood to the Symphony cartridge. After scanning in the patient ID, the Symphony cartridge is inserted into the Symphony analyzer and the test runs automatically. Each analyzer can run up to six cartridges simultaneously, either with six different patient samples or six different tests, in less than 20 minutes, providing quantitative measurements used for improved patient management and clinical decision-making.

Manufacturing

We plan to manufacture both our devices and cartridges through Contract Manufacturing Organizations, or CMOs. We have contracts with Toray Industries, Inc, or Toray, to manufacture our cartridges and Sanyoseiko Co. Ltd., or Sanyoseiko, to manufacture both our device and cartridges. Each of our partners are well-established global manufacturing companies with capabilities to scale up, re-design and supply our devices and cartridges.

Sanyoseiko had been selected as our CMO, though in the near-term Toray will continue to develop, validate and manufacture our IL-6 cartridges as our pilot-manufacturing partner. We expect to meet the demands of our global market. Both Toray’s and Sanyoseiko’s facilities are located in Japan. We license the technology for the Symphony cartridges from Toray. Our license grants us exclusive global use with the exception of Japan.

FDA Regulatory Strategy

Our current regulatory strategy is designed to support commercialization of Symphony in the United States pending marketing authorization from the FDA. We have shifted our focus away from COVID-19 patients due to a significant decline in the number of COVID-19 related hospitalizations. Based on this revised strategy, we plan to conduct a clinical study to support an FDA regulatory submission with an initial indication for risk stratification of hospitalized sepsis patients. We submitted a pre-submission application to the FDA presenting the new study design in May 2023 and participated in a pre-submission meeting on August 11, 2023. At the meeting, the FDA provided feedback on the new study design, determined that the submission of a 510(k) is the appropriate premarket submission pathway, and requested that certain data be provided in the 510(k). Based on this feedback, we intend to proceed as planned while taking into account the FDA’s feedback. We believe that we will maintain the previously disclosed Symphony IL-6 regulatory submission timeline of the first half of 2024.

We have targeted large, well-known medical and academic institutions for our study, which we believe will help support initial commercialization and market penetration. We believe that this clinical trial expansion could also support additional indications, but that any such expansion also could delay obtaining marketing authorization for the product. Based on the pre-submission meeting with the FDA, the focus of the clinical trial will be the risk stratification of hospitalized sepsis patients.

Sales and Marketing

Until Symphony products are authorized by the FDA, we expect to focus our sales and marketing efforts on brand awareness and market education to potential customers, emphasizing the value of monitoring a critical care patient’s IL-6 levels to improve decision making and patient outcomes. If cleared or approved by the FDA, we intend to target sales to ERs and ICUs at United States hospitals, as well as to long-term acute care facilities. We plan to establish a market presence by selling Symphony devices and tests both directly and through various distribution channels to maximize sales volume and market penetration.

License Agreement

On October 6, 2020, we entered into a License and Supply Agreement, as amended, or the License Agreement, with Toray, providing us with an exclusive global license with Toray, excluding Japan, to use their patents and know-how related to the Symphony detection cartridges for the manufacturing, marketing and sale of the products (as defined in the License Agreement). We also have a nonexclusive license for the same purposes in Japan. The agreement terminates in 2029 upon expiration of the last of the patents included in the license.

In connection with entering into the License Agreement, we are required to pay a 15% royalty fee for the period that any underlying patents exist or for five years after the first sale for the licensed technology after obtaining regulatory approval based on a percentage of our “Net Sales” of products using these technologies (as defined in the License Agreement) with a minimum royalty of $60,000 for the initial year that royalties are payable increasing to a minimum of $100,000 thereafter.

Intellectual Property, Proprietary Technology

We do not currently hold any patents directly. We rely on a combination either directly or through the License Agreement with Toray of patent, copyright, trade secret, trademark, confidentiality agreements, and contractual protection to establish and protect our proprietary rights.

Competition

Our primary competition in the IL-6 market is laboratory size equipment including the Roche Cobas®, Siemens ADVIA Centaur® and Beckman Coulter Access 2®, which require pre-processing of whole blood prior to performing their test. We believe that our technology, which uses whole blood, provides us with a substantial competitive advantage over our existing competition that will sustain through commercialization, despite the major life science companies and consistent entry of innovative start-ups that define our competitive landscape.

Employees

As of June 5, 2023, we have 14 full-time employees. We also contract with several consultants and contractors performing regulatory advisory, investor relations and manufacturing scale-up support. None of our employees are represented by labor unions or covered by collective bargaining agreements.

Available Information

Our principal executive offices are located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 and our telephone number is (844) 327-7078. Our website address is www.bluejaydx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, proxy statements and other information about us are made available, free of charge, through the SEC Filings section of our website at www.ir.bluejaydx.com/financial-information/sec-filings and at the SEC’s website at www.sec.gov as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We include our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this prospectus.

In addition, our Board of Directors has adopted a written Code of Business Conduct and Ethics applicable to all officers, directors and employees, which is available through the “Governance Overview” section of our website at www.ir.bluejaydx.com/corporate-governance/governance-overview. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics and by posting such information on the website address and location specified above.

THE OFFERING

Common stock offered:	216,000 shares of Common Stock.

Offering price:	$7.365 per share of Common Stock.

Concurrent private placement:	In a concurrent private placement, we are also selling Common Warrants to purchase up to 216,000 shares of Common Stock at a purchase price of $0.125 per underlying Common Warrant Share, which purchase price is included in the offering price of shares of Common Stock issued pursuant to this prospectus supplement and accompanying prospectus. The Common Warrants will be exercisable for one share of Common Stock at an exercise price of $7.24 per share, will be immediately exercisable upon issuance and will expire five years from the date of issuance. For each share of Common Stock issued in this offering, an accompanying Common Warrant will be issued to the purchaser thereof, respectively. The Common Warrants and the Common Warrant Shares have not been registered under the Securities Act and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Concurrent Private Placement” on page S-11 of this prospectus supplement.

Common stock outstanding after this offering: [1]	1,239,345 shares (assuming none of the Common Warrants issued in the concurrent private placement are exercised).

Use of proceeds:	We intend to use the proceeds from this offering to fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors:	You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol:	“BJDX.”

[1]	The number of shares of Common Stock to be outstanding after this offering is based on 1,023,345 shares of Common Stock outstanding as of August 4, 2023, and excludes:

●	35,858 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2023 at a weighted-average exercise price of $37.67 per share;

●	40,594 shares of Common Stock issuable upon the exercise of Common Stock warrants outstanding as of June 30, 2023 at a weighted average exercise price of $64.80 per share;

●	124,200 shares of Common Stock issuable upon the exercise of Class A warrants outstanding as of June 30, 2023 at a weighted average exercise price of $140.00;

●	3,770 shares of Common Stock issuable upon the exercise of Class B warrants outstanding as of June 30, 2023 at a weighted average exercise price of $200.00;

●	13,113 shares of Common Stock available for future issuance under our 2018 Stock Incentive Plan as of June 30, 2023; and

●	40,377 shares of Common Stock available for grant under the 2021 Stock Incentive Plan as of June 30, 2023.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of options issued under our stock incentive plans, (ii) no exercise of warrants, (iii) no exercise of the Common Warrants to be issued to the investors in the concurrent private placement and (iv) no exercise of the warrants to be issued as compensation to the placement agent (or its designees) for this offering.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks, uncertainties and assumptions described below and in the accompanying prospectus, in the section under the heading “Risk Factors” included in our Annual Report on Form 10-K for our most recent fiscal year, subsequent Quarterly Reports on Form 10-Q, any amendment or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, the development of the Company’s product candidates, other research and development activities and for general working capital needs. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

You may experience further dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding warrants and equity awards may result in further dilution of your investment.

A substantial number of shares of our Common Stock may be sold in this offering and the concurrent private placement, which could cause the price of our Common Stock to decline.

In this offering we are selling 216,000 shares of Common Stock. In addition, in the concurrent private placement, we are also selling Common Warrants to purchase up to 216,000 shares of Common Stock. In the aggregate, excluding the shares of Common Stock issuable pursuant to the Common Warrants, the shares issued in this offering represent approximately 17.4% of our outstanding Common Stock as of August 4, 2023 after giving effect to the sale of the shares of Common Stock in this offering. This sale and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

We have no history of paying dividends on our Common Stock, and we do not anticipate paying dividends in the foreseeable future.

We have not previously paid dividends on our Common Stock. We currently anticipate that we will retain all of our available cash, if any, for purposes, which may include, among other things, the development of the Company’s product candidates, other research and development activities and for general working capital needs. Any payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our board of directors deems relevant. Investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1,350,000 from this offering, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Common Warrants being offered in the concurrent private placement and the exercise of the warrants to be issued as compensation to the placement agent for this offering.

We intend to use the net proceeds from this offering to fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies or to fund the development of any such complementary businesses, products or technologies. We currently have no plans for any such acquisitions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors our Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

Common Stock

We are offering shares of Common Stock in this offering. As of August 8, 2023, there were 1,023,345 shares of Common Stock issued and outstanding, held of record by approximately 15 stockholders. See “Description of Our Capital Stock” in our prospectus for more information regarding our shares of Common Stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated as of August 7, 2023, we have engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, Wainwright has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our shares of Common Stock. Therefore, we may not sell the entire amount of shares of Common Stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter agreement does not give rise to any commitment by Wainwright to purchase or sell any of our shares of Common Stock, and Wainwright will have no authority to bind us by virtue of the engagement letter agreement. Wainwright may engage sub-agents or selected dealers to assist with the offering.

Wainwright proposes to arrange for the sale of the shares of Common Stock we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the shares of Common stock being offered pursuant to this prospectus supplement and accompanying prospectus on or about August 28, 2023, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of this prospectus supplement and expiring 15 days from the closing date of this offering. Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of this prospectus supplement and expiring one year from the closing date of this offering. In addition, our executive officers and directors have agreed to a 15-day “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock. Subject to certain exceptions, during the such lock-up period, our executive officers and directors may not offer, sell, pledge or otherwise dispose of these securities.

We have agreed to pay Wainwright a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay Wainwright in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $45,000 for non-accountable expenses, and $15,950 for clearing fees. We estimate the total offering expenses of this offering that will be payable by us, including the cash fee equal to 7.0% of the gross proceeds of this offering payable to Wainwright, but excluding the other placement agent fees and expenses, will be approximately $130,000. In addition, we have agreed to issue to Wainwright, or its designees, placement agent warrants to purchase up to 15,120 shares of Common Stock, which represents 7.0% of the aggregate number of shares of Common Stock purchased in this offeeing. The placement agent warrants will have substantially the same terms as the Common Warrants, except that the placement agent warrants will have an exercise price equal to $9.2063 per share, or 125% of the offering price per share, and will have a term of five years from the commencement of the sales pursuant to this offering.

We have granted Wainwright a right of first refusal for a period of twelve-months following the closing of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us.

We also have granted Wainwright a tail cash fee equal to 7% of the gross proceeds and warrants to purchase shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock sold in any offering, within twelve months following the termination or expiration of the engagement letter agreement, to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter agreement and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by Wainwright acting as principal. Under these rules and regulations, Wainwright:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with Wainwright for any further services.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BJDX.”

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are selling Common Warrants to purchase up to 216,000 shares of Common Stock. For each share of Common Stock sold in this offering, an accompanying Common Warrant will be issued to the purchaser thereof, respectively. Each Common Warrant will be exercisable for one share of Common Stock at an exercise price of $7.24 per share, will be immediately exercisable upon issunace and will expire five years from the date of issuance. The Common Warrants are being offered for an aggregate purchase price of $27,000, which amount is included in the aggregate gross proceeds for this offering set forth elsewhere in the prospectus supplement.

The Common Warrants and the Common Warrant Shares issuable upon the exercise of the Common Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Common Warrants and Common Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Accordingly, the investors in the concurrent private placement may exercise the Common Warrants and sell the Common Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Common Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Common Warrants by means of a “cashless exercise.”

If a Fundamental Transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. If holders of shares of our Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Common Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such Fundamental Transaction.

A holder of Common Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants, as applicable.

The Common Warrants are not and will not be listed for trading on any national securities exchange.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.bluejaydx.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 20, 2023), as amended by Amendment No. 1 thereto (filed with the SEC on May 1, 2023);

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 (filed with the SEC on May 11, 2023) and for the quarter ended June 30, 2023 (filed with the SEC on August 14, 2023);

●	our Current Reports on Form 8-K filed with the SEC on January 27, 2023, April 27, 2023, May 19, 2023, June 20, 2023, July 21, 2023 and August 10, 2023;

●	The description of our Common Stock, par value $0.0001 per share contained in its Registration Statement on Form 8-A, dated and filed with the SEC on November 5, 2021, as amended by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, including all amendments and reports updating that description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Investor Relations, Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA, 01720, (844) 327-7078. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.bluejaydx.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

PROSPECTUS

$25,000,000

Debt Securities

Common Stock

Preferred Stock

Depository Shares

Warrants

Rights
Units

We may offer and sell up to $25,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “BJDX.” On June 5, 2023, the last reported sale price per share of our common stock was $0.244 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $25,000,000. You should read this prospectus and the related exhibits filed with the SEC using a “shelf” registration process, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “Bluejay,” “the Company,” “we,” “us” and “our” refer to Bluejay Diagnostics, Inc. Our logo and all product names are our common law trademarks. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, the science of our products and the markets for our products, including data regarding the incidence of certain medical conditions and the scientific basis of our products. We obtained the industry, science, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties.

The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein. Information that is based on estimates, forecasts, projections, market research, scientific research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus and the documents incorporated herein by reference may describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, you should not rely on any of the forward-looking statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

THE COMPANY

Overview

We are a medical diagnostics company developing rapid tests using whole blood on our Symphony technology platform, or Symphony, to improve patient outcomes in critical care settings. Our Symphony platform is a combination of our intellectual property, or IP, and exclusively licensed and patented IP that consists of a mobile device and single-use test cartridges that if cleared, authorized, or approved by the U.S. Food and Drug Administration, or the FDA, can provide a solution to a significant market need in the United States. Clinical trials indicate the Symphony device produces laboratory-quality results in less than 20 minutes in critical care settings, including intensive care units and emergency rooms where rapid and reliable results are required.

Our first product, the Symphony IL-6 test, is for the monitoring of disease progression in critical care settings. IL-6 is a clinically established inflammatory biomarker, and is considered a ‘first-responder,’ for assessment of severity of infection and inflammation across many disease indications, including sepsis. A current challenge of healthcare professionals is the excessive time and cost associated determining a patient’s level of severity at triage and our Symphony IL-6 test has the ability to consistently monitor this critical care biomarker with rapid results.

In the future we plan to develop additional tests for Symphony including two cardiac biomarkers (hsTNT and NT pro-BNP) as well as other tests using the Symphony platform. We do not yet have regulatory clearance for our Symphony products, and our Symphony products will need to receive regulatory authorization from the FDA in order to be marketed as a diagnostic product in the United States.

Our operations to date have been funded primarily through the proceeds of our initial public offering, or the IPO, in November 2021, or the IPO Date. We were incorporated under the laws of Delaware on March 20, 2015. Our headquarters is located in Acton, Massachusetts.

Our Market

The Symphony platform and our initial biomarker test, Symphony IL-6 test, is well suited to address a subset of the global in vitro diagnostics devices, or IVDs, market, including sepsis, cardio-metabolic diseases, cancer and other diseases that require rapid tests. Symphony targets critical care markets where physicians must quickly determine patient acuity to identify optimal treatment regimens.

Our Business Model

Our goal is to become the first provider of rapid tests for infectious, inflammatory and metabolic diseases by leveraging the strengths of our Symphony platform. We intend to target our sales and marketing of Symphony to the largest critical care facilities in the United States. Our business model includes the following:

●	Attractive Financing Model. We intend to offer various financing options for the device itself. As such, our business model should not require customers to incur a significant capital outlay.

●	Recurring Revenue. We intend to sell single-use diagnostic test cartridges. We believe that our cartridges can create a growing and recurring revenue stream, as adoption and utilization increases, and as we develop tests for additional indications. We expect the sale of test cartridges to generate the majority of our revenue and gross profit.

●	Expand our Menu of Diagnostic Products. As adoption increases, the average customer use of the Symphony platform should also increase. As we expand our test menu, we hope to be able to increase our annual revenue per customer through the resulting increase in utilization.

The Symphony Platform

The Symphony platform is an innovative and proprietary technology platform that provides rapid and accurate measurements of key diagnostic biomarkers found in whole blood. Symphony is compact and can be deployed mobile as compared to current laboratory diagnostic platforms. Symphony incorporates a user-friendly interface where all sample preparation and reagents are integrated into disposable Symphony cartridges. Symphony only requires a few drops of blood to provide a measurement in less than 20 minutes.

The Symphony analyzer orchestrates whole blood processing, biomarker isolation, and immunoassay preparation using non-contact centrifugal force. All necessary reagents and components are integrated into the Symphony cartridges. Utilizing precision microchannel technology and high specificity antibodies, whole blood is processed, and the biomarker is isolated within the Symphony cartridge. Intermitted centrifugation cycles enable complex fluid movements, allowing sequential reagent additions and independent reaction steps inside the hermitically sealed Symphony cartridge. At the conclusion of the test, the Symphony analyzer measures the fluorescence signature correlating to a highly sensitive quantitation of the biomarker.

To perform a Symphony test, the test operator adds three drops of blood to the Symphony cartridge. After scanning in the patient ID, the Symphony cartridge is inserted into the Symphony analyzer and the test runs automatically. Each analyzer can run up to six cartridges simultaneously, either with six different patient samples or six different tests, in less than 20 minutes, providing quantitative measurements used for improved patient management and clinical decision-making.

Manufacturing

We plan to manufacture both our devices and cartridges through Contract Manufacturing Organizations, or CMOs. We have contracts with Toray Industries, Inc, or Toray, to manufacture our cartridges and Sanyoseiko Co. Ltd., or Sanyoseiko, to manufacture both our device and cartridges. Each of our partners are well-established global manufacturing companies with capabilities to scale up, re-design and supply our devices and cartridges.

Sanyoseiko had been selected as our CMO, though in the near-term Toray will continue to develop, validate and manufacture our IL-6 cartridges as our pilot-manufacturing partner. We expect to meet the demands of our global market. Both Toray’s and Sanyoseiko’s facilities are located in Japan. We license the technology for the Symphony cartridges from Toray. Our license grants us exclusive global use with the exception of Japan.

Regulatory Strategy

Our current regulatory strategy is designed to support commercialization of Symphony in the United States pending authorization from the FDA. The FDA has identified Symphony as a de novo device, and we are subject to the de novo authorization regulatory pathway, which includes expansion of our clinical studies. We have several clinical studies currently active, all designed to support our de novo FDA submission. We have targeted large, well-known medical and academic institutions for our studies, which should also help support initial commercialization and market penetration. This clinical trial expansion could also support additional indications. The expansion also could delay obtaining marketing authorization for the product.

Sales and Marketing

Until Symphony products are authorized by the FDA, we expect to focus our sales and marketing efforts on brand awareness and market education to potential customers, emphasizing the value of monitoring a critical care patient’s IL-6 levels to improve decision making and patient outcomes. If cleared or approved by the FDA, we intend to target sales to ERs and ICUs at United States hospitals, as well as to long-term acute care facilities. We plan to establish a market presence by selling Symphony devices and tests both directly and through various distribution channels to maximize sales volume and market penetration.

License Agreement

On October 6, 2020, we entered into a License and Supply Agreement, as amended, or the License Agreement, with Toray, providing us with an exclusive global license with Toray, excluding Japan, to use their patents and know-how related to the Symphony detection cartridges for the manufacturing, marketing and sale of the products (as defined in the License Agreement). We also have a nonexclusive license for the same purposes in Japan. The agreement terminates in 2029 upon expiration of the last of the patents included in the license.

In connection with entering into the License Agreement, we are required to pay a 15% royalty fee for the period that any underlying patents exist or for five years after the first sale for the licensed technology after obtaining regulatory approval based on a percentage of our “Net Sales” of products using these technologies (as defined in the license Agreement) with a minimum royalty of $60,000 for the initial year that royalties are payable increasing to a minimum of $100,000 thereafter.

Intellectual Property, Proprietary Technology

We do not currently hold any patents directly. We rely on a combination either directly or through the License Agreement with Toray of patent, copyright, trade secret, trademark, confidentiality agreements, and contractual protection to establish and protect our proprietary rights.

Competition

Our primary competition in the IL-6 market is laboratory size equipment including the Roche Cobas®, Siemens ADVIA Centaur® and Beckman Coulter Access 2®, which require pre-processing of whole blood prior to performing their test. We believe that our technology, which uses whole blood, provides us with a substantial competitive advantage over our existing competition that will sustain through commercialization, despite the major life science companies and consistent entry of innovative start-ups that define our competitive landscape.

Employees

As of June 5, 2023, we have 14 full-time employees. We also contract with several consultants and contractors performing regulatory advisory, investor relations and manufacturing scale-up support. None of our employees are represented by labor unions or covered by collective bargaining agreements.

Available Information

Our principal executive offices are located at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720 and our telephone number is (844) 327-7078. Our website address is www.bluejaydx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, proxy statements and other information about us are made available, free of charge, through the SEC Filings section of our website at www.ir.bluejaydx.com/financial-information/sec-filings and at the SEC’s website at www.sec.gov as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We include our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this prospectus.

In addition, our Board of Directors has adopted a written Code of Business Conduct and Ethics applicable to all officers, directors and employees, which is available through the “Governance Overview” section of our website at www.ir.bluejaydx.com/corporate-governance/governance-overview. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics and by posting such information on the website address and location specified above.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or free writing prospectus, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from any sale of securities. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	any addition to or change in the covenants described in this prospectus or in the applicable indenture;

●	any events of default, if not otherwise described below under “Events of Default Under the Indentures”;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures will provide that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

●	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

●	default in the performance or breach of any other covenants or agreements in the applicable indenture with respect to the debt securities of such series; and

●	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that trustee may declare the principal amount of all the securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of all the securities of that series shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

●	the holder has previously given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

●	such holders have offered, and if requested, provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity, has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding securities of that series.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may modify the indentures that govern our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.

Defeasance; Satisfaction and Discharge

The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Information Concerning the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF OUR CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.0001 per share, and preferred stock, par value $0.0001 per share, and some of the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and of the Delaware General Corporation Law, or DGCL. This description is only a summary. Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. We have no shares of preferred stock outstanding.

Common Stock Warrants

As of June 5, 2023, we had outstanding:

●	811,882 Common Stock Warrants, at a weighted-average exercise price of $3.24 per share.

●	2,484,000 Class A Warrants, at a weighted-average exercise price of $7.00 per share.

●	75,400 Class B Warrants, at a weighted-average exercise price of $10.00 per share.

Options to Purchase our Common Stock

As of June 5, 2023, options to purchase an aggregate of 717,168 shares of our common stock, at a weighted-average exercise price of $1.88 per share, were outstanding.

Unvested Restricted Stock Units

As of June 5, 2023, 182,500 unvested restricted stock units were outstanding.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Undesignated Preferred Stock

The ability of our Board of Directors, without action by the stockholders, to issue undesignated shares of preferred stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Authorized Common Stock

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

No Cumulative Voting; No Action Without a Meeting; Special Meeting of Stockholders

Stockholders will not be permitted to cumulate their votes for the election of directors. In addition, stockholders will not be able to take action by written consent and will only be able to take action at annual or special meetings of our stockholders. Furthermore, special meetings of our stockholders may be called only by our Chief Executive Officer, our President or our Board of Directors.

Exclusive Forum Selection

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, subject to limited exceptions, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel in any action brought to enforce the exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will provide that the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction over any action arising under the Securities Act or the rules and regulations thereunder, and the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers and increasing the cost to stockholders of bringing such lawsuits.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Market Listing

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “BJDX.”

DESCRIPTION OF OUR DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt. A discussion of material U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax considerations;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF OUR RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement or free writing prospectus will contain the material terms and conditions for each right. The accompanying prospectus supplement or free writing prospectus may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement or free writing prospectus, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF OUR UNITS

The following, together with the additional information we may include in the applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement or free writing prospectus.

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of units, including:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	any applicable material U.S. federal income tax considerations; and

●	any material provisions of the governing unit agreement that differ from those described above.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

FORMS OF SECURITIES

Each debt security, depositary share, warrant, unit and security right may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, warrants, rights or units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, agents or dealers participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement, rights agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement, rights agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement, right agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement, rights agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;

●	through agents;

●	to or through underwriters;

●	through dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement or free writing prospectus.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements.

Except as described in a prospectus supplement or a free writing prospectus, the securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Except as described in a prospectus supplement or a free writing prospectus, any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement or free writing prospectus:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

●	the method of distribution of the securities;

●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If any agents, underwriters or dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters, agents or dealers and the terms of the related agreement with them.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement or free writing prospectus, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters and dealers to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in a prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

●	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement or free writing prospectus.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement or free writing prospectus describing the method and terms of the offering.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 20, 2023), as amended by Amendment No. 1 thereto (filed with the SEC on May 1, 2023);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed with the SEC on May 11, 2023);

●	our Current Reports on Form 8-K filed with the SEC on January 27, 2023, April 27, 2023 and May 19, 2023;

●	The description of our common stock, par value $0.0001 per share contained in its Registration Statement on Form 8-A, dated and filed with the SEC on November 5, 2021, as amended by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, including all amendments and reports updating that description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Investor Relations, Bluejay Diagnostics, Inc., 360 Massachusetts Avenue, Suite 203, Acton, MA, 01720, (844) 327-7078. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.bluejaydx.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.bluejaydx.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Bluejay Diagnostics, Inc.

216,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August 24, 2023